CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We have issued our report dated November 5, 2002 accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of J & J Snack Foods Corp. and Subsidiaries on Form 10-K for the year ended September 28, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statement of J & J Snack Foods Corp. and Subsidiaries on Forms S-8 (File No. 333-94795, effective January 18, 2000, File No. 333-03833, effective May 16, 1996, File No. 33-87532, effective December 16, 1994 and File No. 33-50036, effective July 24, 1992).

                               /s/ GRANT THORNTON LLP

      Philadelphia, Pennsylvania
      December 18, 2002












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